Exhibit 99.1

Zebra Technologies Announces

2015 Fourth Quarter Financial Results

Company Provides Outlook for First Quarter and Full Year 2016

Lincolnshire, Ill., Feb. 25, 2016—Zebra Technologies Corporation (NASDAQ: ZBRA) today reported that net sales for the three months ended December 31, 2015, were $952.7 million, compared with $790.6 million for the fourth quarter of 2014. The GAAP net loss for the fourth quarter was $6.8 million, or $0.13 per share, compared with GAAP net loss of $51.7 million, or $1.02 per share, for the fourth quarter of 2014. Financial results for the 2014 fourth quarter and full year include two months of results of the Enterprise business that the company acquired on October 27, 2014.

Summary Financial Highlights (Unaudited)
$ in millions except per share data	4Q15	4Q14	Change
GAAP net sales	$952.7	$790.6	20.5%

GAAP net (loss) income	$(6.8)	$(51.7)	NM
GAAP (loss) earnings per share	$(0.13)	$(1.02)	NM

Non-GAAP net income	$78.5	$62.1	26.4%
Non-GAAP earnings per diluted share	$1.51	$1.22	23.8%

Adjusted EBITDA (Non-GAAP)	$165.2	$145.2	13.7%
Adjusted EBITDA (%)	17.3%	18.2%	(0.9) pts.

Note: The Company’s calculation of non-GAAP results adjust for certain items on a tax-effected basis. Please refer to the tables included in this press release for reconciliations of GAAP to Non-GAAP financial results.

Non-GAAP Financial Results (unaudited)

For the fourth quarter of 2015, sales excluding the impact of purchase accounting were $956.3 million. Non-GAAP net income was $78.5 million, or $1.51 per diluted share, compared with $62.1 million, or $1.22 per diluted share, for the fourth quarter of 2014. Adjusted EBITDA for the fourth quarter of 2015 were $165.2 million, or 17.3% of sales compared to $145.2 million, or 18.2% of sales for the fourth quarter of 2014.

“Our strong fourth quarter results were driven by solid growth in key markets and a focus on driving profitability. In 2015, we extended our leadership in Enterprise Asset Intelligence and made significant progress on integrating the transformational acquisition of the Enterprise business,” said Anders Gustafsson, CEO of Zebra Technologies. “As we enter 2016, we remain committed to our strategic priorities of driving profitable growth, executing on cost synergies, de-levering the balance sheet and operating as One Zebra. Our customers continue to invest in technology to improve efficiencies, and we are well positioned as their partner of choice. With a healthy pipeline of activity, we expect to gain momentum through the remainder of the year, enabling us to meet our growth goals for 2016 and longer-term.”

Discussion and Analysis – Fourth Quarter

•	Net sales were $952.7 million on a GAAP basis, and include a reduction of $3.6 million for a purchase accounting adjustment related to service contracts acquired with the Enterprise business, reflecting an increase of $162.1 million from the fourth quarter of 2014. Excluding the purchase accounting adjustment noted above, sales in the Enterprise business accounted for $635.8 million compared to $482.2 million in the fourth quarter of 2014. Pre-transaction Zebra sales were $320.5 million compared to $314.6 million in the fourth quarter of 2014. On a constant currency basis, and excluding the purchase accounting adjustment, fourth quarter year-over-year sales growth inclusive of estimated 2014 Enterprise sales was 4% for total Zebra and 2% for Enterprise. Pre-transaction Zebra sales were up 7% in constant currency.

•	Gross margin for the fourth quarter on a GAAP basis was 44.9% including the impact of purchase accounting adjustments associated with service contracts and costs of goods sold. Excluding purchase accounting adjustments, adjusted gross margin percentage for the quarter was 45.1%, compared to 46.6% gross margin in the fourth quarter of 2014, reflecting the change in mix associated with the sale of Enterprise products, which generally have a lower gross margin percentage than pre-transaction Zebra products, and the impact of foreign currency movements, net of hedges.

•	Operating expenses for the fourth quarter of 2015 of $405.5 million, increased by $44.2 million from the prior year’s fourth quarter, primarily as a result of the Enterprise acquisition. Operating expenses for the fourth quarter of 2015 include $53.6 million in acquisition, integration, exit and restructuring costs, versus $71.7 million in the prior year quarter, as well as $61.1 million for amortization of intangible assets, compared with $46.2 million for the fourth quarter of 2014.

Balance Sheet and Cash Flow

•	As of December 31, 2015, the company had cash of $192.4 million, accounts receivable of $674.3 million, inventories of $393.8 million, and long-term debt of $3.0 billion.

•	For the full year 2015, the company made $183 million of scheduled cash interest payments and $165 million in term loan principal payments. Subsequent to the end of 2015, the company paid an additional $80 million of term loan payments.

•	For the full year 2015, the company generated $102.6 million of cash flow from operations and made capital expenditures of $114.3 million.

Outlook

Full Year 2016

The company expects full year 2016 net sales, excluding purchase accounting adjustments, to grow approximately 1% to 4% from the comparable net sales of $3,668 million for the full year 2015. This view reflects an expectation of year-over-year growth of 2% to 5% on a constant currency basis.

Adjusted EBITDA margin is expected to be in the range of 17% to 18% for the full year 2016.

The company expects to pay down at least $300 million of debt principal in 2016.

Additional full year 2016 assumptions include:

•	Realization of approximately $50 million of incremental acquisition cost synergies compared to 2015
•	Of the remaining $130-150 million of integration-related expenses and capital expenditures for 2016-2017, the vast majority are expected to be incurred in 2016
•	Capital expenditures of approximately $70-75 million, including approximately $15-20 million related to acquisition integration
•	Depreciation and amortization expense of approximately $310-315 million

First Quarter

The company expects first quarter 2016 net sales, excluding purchase accounting adjustments, to decline approximately (3)% to 0% from the comparable net sales of $899 million in the first quarter of 2015. This expectation reflects year-over-year growth of (1)% to +2% on a constant currency basis.

Adjusted EBITDA margin is expected to be in the range of 16% to 17% for the first quarter 2016. Non-GAAP earnings are expected to be in the range of $1.19 to $1.34 per share.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the fourth quarter of 2015. The conference call will be held at 7:30 A.M. Central Time (8:30 A.M. Eastern Time) today. To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K.

About Zebra Technologies

Zebra (NASDAQ: ZBRA) makes businesses as smart and connected as the world we live in. Zebra tracking and visibility solutions transform the physical to digital, creating the data streams enterprises need to simplify operations, know more about their businesses, and empower their mobile workforces. For more information, visit www.zebra.com.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, consisting of “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income” and “Non-GAAP earnings per share” in addition to measure our operating performance. Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Reconciliations of Operating Income to EBITDA, EBITDA to Adjusted EBITDA, and GAAP net income to Non-GAAP net income are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Contacts

Investors	Media
Michael Steele , CFA	Therese Van Ryne
Vice President, Investor Relations	Director, Global PR and Industry Analyst Relations
+ 1 847 793 6707	+ 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31, 2015	December 31, 2014
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$192,394	$393,950
Investments and marketable securities	-	24,385
Accounts receivable, net	674,336	670,402
Inventories, net	393,848	394,176
Deferred income taxes	-	122,772
Income tax receivable	4,108	12,988
Prepaid expenses and other current assets	67,755	53,377

Total Current assets	1,332,441	1,672,050

Property and equipment at cost, less accumulated depreciation and amortization	297,601	255,092
Goodwill	2,493,265	2,489,510
Other intangibles, net	757,524	1,029,293
Long term deferred income taxes	51,609	-
Other long-term assets	92,030	93,121

Total Assets	$5,024,470	$5,539,066

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$289,349	$326,524
Accrued liabilities	358,663	421,070
Deferred revenue	197,891	196,213
Current portion of long-term debt	24	4,209
Deferred income taxes	-	-
Income taxes payable	30,519	4,518

Total Current liabilities	876,446	952,534
Long-term debt	3,012,212	3,156,490
Long-term deferred tax liability	1,067	199,853
Long-term unearned revenue	123,415	115,847
Other long-term liabilities	98,461	74,434

Total Liabilities	4,111,601	4,499,158

Stockholders’ Equity:
Preferred stock	-	-
Class A Common Stock	722	722
Additional paid-in capital	194,300	147,090
Treasury stock	(631,458)	(634,664)
Retained earnings	1,397,974	1,535,307
Accumulated other comprehensive loss	(48,669)	(8,547)

Total Stockholders’ Equity	912,869	1,039,908

Total Liabilities and Stockholders’ Equity	$5,024,470	$5,539,066

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net sales
Net sales of tangible products	$828,183	$683,978	$3,132,881	$1,498,562
Revenue from services and software	124,558	106,633	519,091	172,010

Total net sales	952,741	790,611	3,651,972	1,670,572

Cost of sales
Cost of sales of tangible products	434,672	382,884	1,630,574	792,137
Cost of services and software	90,292	71,315	377,165	100,410

Total cost of sales	524,964	454,199	2,007,739	892,547

Gross profit	427,777	336,412	1,644,233	778,025

Operating expenses:
Selling and marketing	118,926	105,352	486,369	213,304
Research and development	98,267	79,311	394,111	151,103
General and administrative	73,626	58,761	276,656	138,214
Amortization of intangible assets	61,081	46,160	250,869	54,096
Acquisition and integration costs	49,139	66,094	143,646	126,711
Exit and restructuring costs	4,427	5,573	39,279	6,007

Total operating expenses	405,466	361,251	1,590,930	689,435

Operating (loss) income	22,311	(24,839)	53,303	88,590

Other (expense) income:
Foreign exchange income (loss)	(854)	(8,427)	(22,048)	(8,759)
Interest (expense)/income	(48,696)	(59,599)	(193,958)	(61,968)
Other, net	(12)	146	(920)	(1,234)

Total other (expenses)	(49,562)	(67,880)	(216,926)	(71,961)

(Loss) income from continuing operations before income taxes	(27,251)	(92,719)	(163,623)	16,629
Income tax expense (benefit)	(20,423)	(41,040)	(26,290)	(15,800)

Net (loss) income	$(6,828)	$(51,679)	$(137,333)	$32,429

Basic (loss) earnings per share	$(0.13)	$(1.02)	$(2.69)	$0.64
Diluted (loss) earnings per share	$(0.13)	$(1.02)	$(2.69)	$0.63

Basic weighted average shares outstanding	51,207	50,452	50,996	50,789
Diluted weighted average and equivalent shares outstanding	51,207	50,452	50,996	51,380

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Amounts in thousands)

(Unaudited)

	Three months ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net (loss) income	$(6,828)	$(51,679)	$(137,333)	$32,429

Unrealized (loss) gain on anticipated sales hedging transactions, net of tax	(260)	1,449	(6,024)	7,190
Unrealized gain (loss) on forward interest rate swaps hedging transactions, net of tax	3,593	(7,699)	(6,854)	(7,699)
Unrealized holding (loss) gain on investments, net of taxes	-	(311)	(272)	425
Foreign currency translation adjustment	(5,664)	1,704	(26,971)	1,318

Comprehensive (loss) income	$(9,159)	$(56,536)	$(177,454)	$33,663

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(137,333)	$32,429
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	319,879	81,371
Amortization of debt issuance cost and discount	16,513	2,113
Share-based compensation	31,470	19,891
Impairment of long-term investment	-	2,333
Excess tax benefit from share-based compensation	(11,793)	(6,127)
Loss on sale of property and equipment	1,692	1,793
Deferred income taxes	(123,504)	(44,340)
(Gain) loss on forward interest rate swaps	(3,763)	4,649
All other, net	12,154	-
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable, net	(6,447)	(69,628)
Inventories, net	(9,826)	(2,398)
Other assets	(6,724)	(12,947)
Accounts payable	(29,322)	62,188
Accrued liabilities	(12,777)	164,269
Deferred revenue	16,740	10,034
Income taxes	37,957	(5,691)
Other operating activities	7,663	8,386

Net cash provided by operating activities	102,579	248,325

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(51,889)	(3,398,600)
Purchases of property and equipment	(114,254)	(39,291)
Proceeds from sale of long-term investments	3,039	-
Purchases of long-term investments	(348)	(2,454)
Purchases of investments and marketable securities	(726)	(651,698)
Maturities of investments and marketable securities	-	336,329
Proceeds from sales of investments and marketable securities	24,852	644,378

Net cash used in investing activities	(139,326)	(3,111,336)

Cash flows from financing activities:
Payment of debt issuance costs	-	(24,473)
Payment of debt	(165,000)	-
Proceeds from issuance of long-term debt	-	3,188,855
Proceeds from exercise of stock options and stock purchase plan purchases	17,265	26,477
Taxes paid related to net share settlement of equity awards	(13,228)	(4,752)
Excess tax benefit from share-based compensation	11,793	6,127

Net cash (used in) provided by financing activities	(149,170)	3,192,234

Effect of exchange rate changes on cash	(15,639)	1,900

Net (decrease) increase in cash and cash equivalents	(201,556)	331,123
Cash and cash equivalents at beginning of period	393,950	62,827

Cash and cash equivalents at end of period	$192,394	$393,950

Supplemental disclosures of cash flow information:
Income taxes paid, net	37,675	17,443
Interest paid	182,813	-

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

NET SALES BY PRODUCT CATEGORY

	Three Months Ended
	December 31,	December 31,	Percent	Percent of	Percent of
Product category	2015	2014	Change	Net Sales 2015	Net Sales 2014
Hardware	$763,182	$614,529	24.2	80.1	77.8
Supplies	65,001	70,750	-8.1	6.8	8.9
Service and software	124,558	105,332	18.3	13.1	13.3

Total net sales	$952,741	$790,611	20.5	100.0	100.0

	Twelve Months Ended
	December 31,	December 31,	Percent	Percent of	Percent of
Product category	2015	2014	Change	Net Sales 2015	Net Sales 2014
Hardware	$2,864,615	$1,233,386	132.3	78.4	73.8
Supplies	268,266	265,176	1.2	7.4	15.9
Service and software	519,091	172,010	201.8	14.2	10.3

Total net sales	$3,651,972	$1,670,572	118.6	100.0	100.0

NET SALES BY GEOGRAPHIC REGION

	Three Months Ended
	December 31,	December 31,	Percent	Percent of	Percent of
Geographic region	2015	2014	Change	Net Sales 2015	Net Sales 2014
Europe, Middle East and Africa	$324,259	$302,991	7.0	34.0	38.3
Latin America	56,469	54,734	3.4	5.9	6.9
Asia-Pacific	116,917	91,904	27.2	12.3	11.6

Total International	497,745	449,629	10.7	52.2	56.8
North America	454,996	340,982	33.4	47.8	43.2

Total net sales	$952,741	$790,611	20.5	100.0	100.0

	Twelve Months Ended
	December 31,	December 31,	Percent	Percent of	Percent of
Geographic region	2015	2014	Change	Net Sales 2015	Net Sales 2014
Europe, Middle East and Africa	$1,193,934	$583,005	104.8	32.7	34.9
Latin America	220,280	134,638	63.6	6.0	8.1
Asia-Pacific	462,474	215,911	114.2	12.7	12.9

Total International	1,876,688	933,554	101.0	51.4	55.9
North America	1,775,284	737,018	140.9	48.6	44.1

Total net sales	$3,651,972	$1,670,572	118.6	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(Amounts in thousands, except per-share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Net (loss) income	$(6,828)	$(51,679)	$(137,333)	$32,429

Income tax (benefit) expense	(20,423)	(41,040)	(26,290)	(15,800)
Share-based compensation	6,251	9,587	32,654	19,891
Acquisition and integration costs	49,139	66,094	143,646	126,711
Exit and restructuring costs	4,427	5,573	39,279	6,007
Loss on minority investment				2,333
Purchase accounting adjustments	3,569	34,634	19,562	34,634
Foreign exchange loss (income)	854	8,427	22,048	8,759
Amortization of intangible assets	61,081	46,160	250,869	54,096
Amortization of debt issuance cost and discount	3,987	2,113	16,513	2,113
Forward interest rate swaps (loss) gain	(366)	2,401	(3,763)	4,649
Tax effects	(23,216)	(20,206)	(80,545)	(74,918)

Total adjustments	$85,303	$113,743	$413,973	$168,475

Non-GAAP net income	$78,475	$62,064	$276,640	$200,904

GAAP (loss) earnings per share
Basic	$(0.13)	$(1.02)	$(2.69)	$0.64

Diluted	$(0.13)	$(1.02)	$(2.69)	$0.63

Non-GAAP earnings per share
Basic	$1.53	$1.23	$5.42	$3.96

Diluted	$1.51	$1.22	$5.31	$3.91

Basic weighted average shares outstanding	51,207	50,452	50,996	50,789
Diluted weighted average and equivalent shares outstanding	51,978	50,983	52,096	51,380

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Net (Loss) Income to EBITDA and Adjusted EBITDA
Net (loss) income	($6,828)	($51,679)	($137,333)	$32,429
Income tax expense (benefit)	(20,423)	(41,040)	(26,290)	(15,800)
Total other expense (income)	49,562	67,880	216,926	71,961

Operating (loss) income	$22,311	$(24,839)	$53,303	$88,590

Depreciation	18,381	7,988	69,010	27,275
Amortization of intangible assets	61,081	46,160	250,869	54,096

EBITDA (Non-GAAP)	$101,773	$29,309	$373,182	$169,961

Acquisition and integration costs	49,139	66,094	143,646	126,711
Purchase accounting adjustments	3,569	34,634	19,562	34,634
Exit and restructuring costs	4,427	5,573	39,279	6,007
Share-based compensation	6,251	9,587	32,654	19,891

Adjusted EBITDA (Non-GAAP)	$165,159	$145,197	$608,323	$357,204

Adjusted EBITDA % of Non-GAAP Sales	17.3%	18.2%	16.6%	21.3%